Table
of Contents
Coronado Global Resources Inc.
Form 10-Q March 31, 2026
1
EXHIBIT 32.1
CERTIFICATIONS
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF
2002
In connection with
the Quarterly
Report of Coronado
Global Resources Inc.
(the “Company”)
on Form 10-Q
for
the quarterly period
ended March 31,
2026, as filed
with the Securities
and Exchange Commission
on the date
hereof
(the
“Report”),
each
of
the
undersigned
officers
of
the
company
certifies,
pursuant
to
18
U.S.C.
Section 1350,
as
adopted
pursuant
to
Section 906
of
the
Sarbanes-Oxley
Act
of
2002,
that,
to
such
officer’s
knowledge:
1.
The Report
fully complies
with the
requirements of
Section 13(a) or 15(d) of
the Securities
Exchange
Act of 1934; and
2.
The information contained
in the Report fairly
presents, in all material
respects, the financial
condition
and results of operations of the Company as of the dates
and for the periods expressed in the Report.
/s/ Garold Spindler
Garold Spindler
Director and Interim Chief Executive Officer
/s/ Barend J. van der Merwe
Barend J. van der Merwe
Group Chief Financial Officer
Date: May 11, 2026.
The foregoing certification is being furnished
solely pursuant to 18 U.S.C. Section
1350 and is not being filed as
part of the Report or as a separate disclosure document.
A signed
original of
this written
statement required
by Section 906
has been
provided to
the Company
and will
be retained by the Company and furnished to the Securities
and Exchange Commission or its staff on request.